UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

Crown Crafts, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 27, 2010, Sidney Kirschner resigned as a member of the Board of Directors of Crown Crafts, Inc. (the “Company”). Mr. Kirschner’s resignation was in response to a request from Wynnefield Partners Small Cap Value, L.P. and its affiliates (collectively, “Wynnefield”) that a sitting director who would not otherwise be up for reelection at the Company’s 2010 annual meeting of stockholders resign in advance of that meeting. Wynnefield’s request was made pursuant to that certain Governance and Standstill Agreement dated July 1, 2008 by and among the Company and Wynnefield.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by the Company regarding Mr. Kirschner’s resignation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.

By: /s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: June 3, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated June 3, 2010.